Exhibit 14

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                            STOCK PURCHASE AGREEMENT



                          DATED AS OF FEBRUARY 25, 1997

                                  BY AND AMONG

                        THE ESTATE OF ROBERT F. BROZMAN,

                  CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.

                                       AND

                           STRATEGIC ASSOCIATES, L.P.



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                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT (this "Agreement"), dated February 25, 1997, between THE ESTATE OF ROBERT F. BROZMAN (the "Seller" or the "Estate") by Jack
L. Brozman as executor of the Estate (the "Executor"), and CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P., a limited partnership organized under the laws of the State of Delaware, and STRATEGIC ASSOCIATES, L.P., a limited partnership organized under the laws of the State of Delaware. Cahill, Warnock Strategic Partners Fund, L.P. and Strategic Associates, L.P. together may be referred to herein as the "Purchasers."

     WHEREAS, CONCORDE CAREER COLLEGES, INC., a Delaware corporation (the "Company") has agreed to issue shares of the Company's Convertible Preferred Stock, par value $0.10 per share, to the Purchasers pursuant to the Convertible Preferred Stock Purchase Agreement, dated February 25, 1997 between the Company and the Purchasers (the "Preferred Agreement"); and

     WHEREAS, the Seller is the owner of certain shares of the common stock of the Company, par value $0.10 per share ("Common Stock"), which the Seller desires to sell and transfer to the Purchasers, and the Purchasers desire to purchase from the Seller, all on the terms set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:


                                    SECTION 1

                                Purchase and Sale

     1.1. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1.3) the Seller shall sell, assign, transfer, convey and deliver to the Purchasers, and the Purchasers shall purchase from the Seller, severally and in the amounts set forth on Exhibit A hereto, FIVE HUNDRED THOUSAND (500,000) shares of Common Stock of the Company (the "Shares"), at the purchase price specified in Section 1.2, free and clear of all liens, claims, charges, security interests, and other restrictions or encumbrances of any nature.

     1.2. Purchase Price. The purchase price for the Shares shall be FIVE HUNDRED THOUSAND DOLLARS ($500,000) in the aggregate (being ONE DOLLAR ($1.00) per share of Common Stock), to be delivered at the Closing to the Seller in full payment for the Shares by certified check or wire transfer to an account designated by the Seller.

     1.3. Closing Date. Subject to the conditions set forth in this Agreement, the purchase and sale of the Shares hereunder (the "Closing") shall take place at the office of Bryan Cave LLP, One Kansas City Place, Suite 3500, Kansas City, Missouri on February 25, 1997 (the "Closing Date"), unless another place or date or manner of closing is agreed to by the Seller and the Purchasers.

     1.4. Seller's Deliveries. At the Closing, the Seller shall deliver to each Purchaser (i) a certificate or certificates evidencing the Shares being purchased by it as set forth in Exhibit A hereto, duly endorsed for transfer or accompanied by instruments of transfer reasonably satisfactory in form and substance to the Purchasers and their counsel, and (ii) such other evidence of the performance of all covenants and satisfaction of all conditions required of the Seller by this Agreement, at or prior to the Closing, as the Purchasers or their counsel may reasonably require.

     1.5. Purchasers' Deliveries. At the Closing, each Purchaser shall deliver to the Seller (i) payment in an amount equal to the full purchase price of the Shares being purchased by such Purchaser, as set forth as Exhibit A hereto, in an aggregate amount of $500,000, by certified check or wire transfer to an account designated by the Seller, and (ii) such other evidence of the performance of all the covenants and satisfaction of all of the conditions required of the Purchasers by this Agreement at or before the Closing as the Seller or its counsel may reasonably require.


                                    SECTION 2

                    Representations and Warranties of Seller

     The Seller hereby represents and warrants to the Purchasers as follows:

     2.1. Authority; Validity. The Seller has the full legal right, power and authority to enter into this Agreement and to transfer the Shares in accordance with the terms of this Agreement. This Agreement has been duly and validly executed by the Seller and this Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms.

     2.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions by the Seller contemplated hereby will not conflict with, violate or result in a breach or constitute a default under any order, decree, statute, ordinance, regulation or other law applicable to the Seller, including without limitation (i) all applicable state and federal securities laws and (ii) all applicable laws and regulations relating to the administration of estates.







     2.3. Title to Shares. The Seller is the beneficial owner and the owner of record of the Shares and has good and valid title to the Shares, free and clear of all liens, encumbrances, options, claims, charges or security interests of any kind. Upon delivery of the Shares by the Seller and payment therefor by the Purchasers, the Seller shall have transferred to the Purchasers good and valid title to the Shares, free and clear of all liens, encumbrances, options, claims, charges or security interests of any kind.

     2.4. Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or any third party is required in connection with the execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions by the Seller hereunder.


                                    SECTION 3

                  Representations and Warranties of Purchasers

     3.1. Authority. Each of the Purchasers is duly organized and validly existing and has the partnership power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Purchasers and constitutes a valid and binding obligation of each of the Purchasers, enforceable in accordance with its terms.

     3.2. Investment Representations. Each of the Purchasers hereby represent and warrant to the Seller as follows:

          (a) It is acquiring the Shares for its own account for investment, and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"); and

          (b) It is an "Accredited Investor" as defined under the Securities Act.


                                    SECTION 4

                Conditions Precedent to Obligations of Purchasers

     Each Purchaser's obligation to purchase the Shares at the Closing is, at the option of such Purchaser, subject to the fulfillment on or prior to the Closing Date of the following conditions:

     4.1. Representations True at Closing. Each of the Seller's representations and warranties herein and in any document or instrument delivered to the Purchasers hereunder shall be true and correct on the Closing Date with the same force and effect as though such representations and warranties had been made again on and as of such time.

     4.2. Covenants of the Seller. The Seller shall have duly performed all of the covenants, acts and undertakings to be performed by it on or prior to the Closing Date, including but not limited to the closing deliveries required of it pursuant to Section 1.4.

     4.3. No Injunction. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, or that is related to, or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or which is related to or arises out of the business of the Company, if such action, proceeding, investigation, regulation or legislation, in the reasonable judgment of the Purchasers, would make it inadvisable to consummate such transactions.






     4.4. Opinion of Seller's Counsel. The Purchasers shall have received from Bryan Cave, L.L.P., counsel to the Seller, an opinion addressed to the Purchasers, dated the Closing Date, in substantially the form of Exhibit B hereto.


                                    SECTION 5

                  Conditions Precedent to Obligations of Seller

   The Seller's obligation to sell the Shares at the Closing is, at the option of the Seller, subject to the fulfillment of the following conditions:

     5.1. Representations True at Closing. The representations and warranties made by the Purchasers in this Agreement or any document or instrument delivered to the Seller shall be true and correct on the Closing Date with the same force and effect as though such representations and warranties had been made again on and as of such time.

     5.2. Covenants of the Purchasers. The Purchasers shall have duly performed all of the covenants, acts and undertakings to be performed by it on or prior to the Closing Date.

     5.3. No Injunction. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, or that is related to, or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or that is related to or arises out of the business of the Purchasers or the Company, if such action, proceedings, investigation, regulation or legislation, in the reasonable judgment of the Seller, would make it inadvisable to consummate the same.

                                    SECTION 6

                                  Miscellaneous

     6.1. Amendment. Neither this Agreement nor any provision hereof may be amended, modified, supplemented or waived, except by a written instrument executed by the Seller and the Purchasers.

     6.2. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address as such party may notify to the other parties in writing:

          (a)  if to the Seller:

                    Estate of Robert F. Brozman
                    c/o Jack L. Brozman, Executor
                    1100 Main Street
                    Suite 416
                    Kansas City, MO 64105
                    Facsimile No.: (816) 474-7610

               with a copy to:










                    Bryan Cave, L.L.P.
                    7500 College Boulevard
                    Suite 1100
                    Overland Park, KS 66210-4035
                    Facsimile No.: (913) 338-7777
                    Attn:  Thomas W. Van Dyke, Esq.

          (b)  if to the Purchasers:

                    c/o Cahill, Warnock & Company
                    One South Street, Suite 2150
                    Baltimore, MD 21202
                    Attn:     David L. Warnock
                    Facsimile No.:  (410) 895-3805

               with a copy to:

                    Wilmer, Cutler & Pickering
                    100 Light Street
                    Baltimore, MD 21202
                    Attn:     John B. Watkins, Esq.
                    Facsimile No.:  (410) 986-2828.

A notice or communication will be effective (i) if delivered in Person or by overnight courier, on the business day it is delivered, (ii) if transmitted by facsimile transmission (fax) on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three
(3) business days after dispatch.

     6.3. Survival of Representations and Warranties. All representations and warranties made in, pursuant to or in connection with this Agreement, shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the sale and purchase of the Shares and payment therefor for a period of one year from the date of this Agreement.

     6.4. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     6.5. Entire Agreement. This Agreement and the other documents described herein or delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written, among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

     6.6. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

     6.7. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

     6.8. Indemnification. For purposes of this Agreement, the claims described in this Section shall be referred to individually as a "Claim" and collectively as "Claims."






          (a) Subject to the terms and conditions of this Section, the Seller hereby agrees to indemnify, defend and hold harmless the Purchasers and their affiliates, and their respective partners, co-investors, officers, directors, employees, agents, consultants, attorneys and advisers (the "Purchasers Group") from and against all demands, claims, actions or causes of action, assessments, payments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses (collectively "Damages") asserted against, resulting to, imposed upon or incurred by the Purchasers Group, by reason of or resulting from:

               (i) any breach or non-performance of any covenant to be performed by the Seller under this Agreement;

               (ii) a breach of any representation or warranty of the Seller contained in or made pursuant to this Agreement; and

               (iii) any investigation, litigation or proceeding or the preparation of any defense with respect thereto, arising out of or in connection with or relating to this Agreement or the transactions contemplated hereby, whether or not such investigation, litigation or proceeding is brought by the Seller, the Company, any of its subsidiaries, shareholders or creditors, whether or not any of the transactions contemplated by this Agreement are consummated, except to the extent such Damages are found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

          (b) The Purchasers hereby agree to indemnify, defend and hold harmless the Seller from any Damages arising by reason of or resulting from:

               (i) any breach of any covenant or agreement of the Purchasers contained in or made pursuant to this Agreement; and

               (ii) any breach of any representation or warranty of the Purchasers contained in or made pursuant to this Agreement.

     6.9. Conditions of Indemnification. The obligations and liabilities of the Seller, Executor and the Purchasers under this Section with respect to Claims relating to third parties shall be subject to the following terms and conditions:

          (a) A party seeking indemnification under this Agreement ("Indemnified Party") will give the party required to provide such indemnification (the "Indemnifying Party") prompt written notice of any such Claim, and thereafter the Indemnifying Party will undertake the defense thereof by representatives chosen by it, provided that such representatives are reasonably acceptable to the Indemnified Party.

          (b) If the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to defend such Claim, the Indemnified Party will, upon written notice to the Indemnifying Party, have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying
Party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

          (c) Anything in this Section to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect an Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to defend, and with the consent of the Indemnifying Party, to compromise or settle such Claim, and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, its successors and assigns settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such Claim.









     6.10. No Third-Party Beneficiaries. Nothing in this Agreement will confer any third party beneficiary or other rights upon any person (specifically including any employees of the Company and its subsidiaries) or entity that is not a party to this Agreement.

     6.11. Brokers. Each party represents and warrants to the other that no broker or finder has acted for it in connection with this Agreement. Consistent with Sections 6.8 and 6.9, each party shall indemnify and hold harmless the other against any Damages arising out of any Claim by any broker or finder employed or alleged to have been employed by such party.

     6.12. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto, including, without limitation, each transferee of all or any portion of the Shares. No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto.







                     STOCK PURCHASE AGREEMENT SIGNATURE PAGE



     IN WITNESS WHEREOF, the Seller and the Purchasers have caused this Agreement to be executed effective as of the date first above written.


                    THE ESTATE OF ROBERT F. BROZMAN

                    By:  /s/ Jack L. Brozman
                       -------------------------------------------
                        Name:  Jack L. Brozman
                        Title:    Executor



                    CAHILL, WARNOCK PURCHASERS:

                    CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.
                    By: CAHILL WARNOCK STRATEGIC PARTNERS, L.P., its General Partner


                    By:  /s/ David L. Warnock
                        -------------------------------------------
                        Name:  David L. Warnock
                        Title:    a General Partner


                    STRATEGIC ASSOCIATES, L.P.
                    By:  CAHILL, WARNOCK & COMPANY, LLC, its General Partner


                    By:  /s/ David L. Warnock
                       -------------------------------------------
                        Name:  David L. Warnock
                        Title:    Managing Member






                                    EXHIBIT A
                                   PURCHASERS



                         Number of Shares
                          of Common Stock
Name                      Being Purchased    Aggregate Purchase Price
----                      ---------------    ------------------------
Cahill, Warnock
Strategic Partners          473,750                 $473,750.00
Fund, L.P.

Strategic                    26,250                  $26,250.00
Associates, L.P.